Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-224737, No. 333-210561 and No. 333-200834) and Form F-3 (No. 333-254680)) of Aeterna Zentaris Inc. of our report dated March 24, 2021 (except for adjustments to reflect the reverse stock split as described in Note 16, for which the date is March 22, 2023) relating to the consolidated financial statements, which appears in this Amendment No. 1 to Form 20-F/A.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada
February 14, 2024